SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 19, 2010

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue
10th Floor
New York, New York 10022
(Address of Principal Executive Offices)

212-605-0245
(Registrant's telephone number, including area code)

Item 4.01.  Changes in Registrant’s Certifying Accountant

On August 19, 2010 MSGI Security Solutions, Inc. (the “Company”) terminated the services of Amper, Politziner & Mattia, LLP (“AP&M”) as the Company’s Independent Registered Public Accounting Firm. As AP&M, the firm served as the Company’s Independent Registered Public Accounting Firm for each of the fiscal years ended June 30, 2003, 2004, 2005, 2006, 2007, 2008, and 2009, and for the first, second and third quarters of the fiscal year ended June 30, 2010. The decision to terminate the services of AP&M was approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended June 30, 2009 and 2008, and the subsequent interim periods through the date of AP&M’s termination, (i) there were no disagreements with AP&M on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of AP&M, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The reports of AP&M on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor where they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal years ended June 30, 2009 and 2008.

On August 19, 2010, the Company, with the approval of the Audit Committee, engaged L J Soldinger Associates LLC (“LJSA”) as the Company’s new independent accountants.

During the Company’s two most recent fiscal years through the effective date of the appointment of L J Soldinger Associates LLC, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that he accountants have advised the Company of numerous material weaknesses in the internal controls over financial reporting necessary for the registrant to develop reliable financial statements.

The Company provided AP&M with a copy of the foregoing disclosures and requested from the firm a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from AP&M is filed herewith.

During the fiscal years ended June 30, 2009 and 2008, and the subsequent interim periods through the date of the engagement of LJSA, neither the Company, nor anyone on its behalf, consulted LJSA regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by LJSA that it concluded was an important factor considered by the Company in reaching a decision as to the accounting , auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(a) N/A

(b) N/A

(c)  N/A

(d) 16.2   Letter from Amper, Politziner & Mattia, LLP

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: August 20, 2010	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer